Exhibit 99

NEWS

ANADARKO ANNOUNCES SECOND-QUARTER 2015 RESULTS

Increases Midpoint of Full-Year Oil Sales-Volume Guidance by 15,000 Barrels per Day
HOUSTON, July 28, 2015 – Anadarko Petroleum Corporation (NYSE: APC) today announced its financial and operating results for the second quarter of 2015, including net income attributable to common stockholders of $61 million, or $0.12 per share (diluted). These results include certain items typically excluded by the investment community in published estimates, which in the aggregate increased net income by $57 million or $0.11 per share (diluted).(1) Net cash flow from operating activities in the second quarter of 2015 was $1.243 billion, and discretionary cash flow from operations totaled $1.373 billion.(2)

HIGHLIGHTS

•	Increased year-over-year oil sales volumes by 42,000 barrels per day, adjusted for divestitures(3)

•	Achieved large-scale project milestones in the Gulf of Mexico and Mozambique

•	Announced deepwater exploration success in a frontier basin offshore Colombia

•	Announced more than $1.7 billion of monetizations year to date
“During the second quarter, we delivered more than 18,000 barrels per day of higher-margin oil sales volumes above our guidance, driven by continued improvements in productivity and ongoing operating efficiencies,” said Anadarko Chairman, President and CEO Al Walker. “The operating improvements achieved to date are contributing to an expected full-year increase over 2014 of 13 percent, or about 35,000 barrels of oil per day, enhancing our relative cash margins and enabling us to drill more than 100 additional wells this year – all while staying within our capital guidance. In addition, we’ve created significant option value through our exploration success offshore Colombia and in the Gulf of Mexico, and accelerated value through active portfolio management. We believe these actions and differentiating achievements, the depth and strength of our portfolio, and the commitment of our employees, position us well for continued success.”

OPERATIONS SUMMARY
During the second quarter, Anadarko’s sales volumes of oil, natural gas and natural gas liquids (NGLs) totaled 77 million barrels of oil equivalent (BOE), or an average of 846,000 BOE per day. The company also updated its full-year 2015 sales-volume guidance to a range of 298 million to 302 million BOE, which excludes 2015 sales volumes associated with the divestitures of EOR and Bossier.
In the U.S. onshore, Anadarko increased oil sales volumes by approximately 30 percent year over year on a divestiture-adjusted basis,(3) driven by the Wattenberg field, Eagleford Shale and Delaware Basin, while natural-gas sales volumes were lower, reflecting third-party infrastructure downtime and curtailments, as well as the company’s storage program.
During the quarter, Anadarko achieved a significant production milestone, averaging 101,000 barrels of oil per day (BOPD) in the Wattenberg field in Colorado, while also achieving exceptional efficiency improvements. The company has realized a significant reduction in drilling cost per foot over a two-year period and is currently drilling new Wattenberg horizontal wells for approximately $1 million per well. During the second quarter, Anadarko also achieved startup at its 300-million-cubic-feet-per-day (MMcf/d) Lancaster II cryogenic expansion, providing additional growth capacity for the Wattenberg field.
Anadarko expects to achieve its objective of drilling more than 200 wells in the Eagleford Shale this year with fewer rigs than initially anticipated. Efficiency gains are enabling Anadarko to re-allocate rigs from the Eagleford Shale to the Wolfcamp Shale oil play in the Delaware Basin of West Texas. During the quarter, the Delaware Basin increased year-over-year oil sales volumes by almost 30 percent and achieved startup at the 200-MMcf/d Mi Vida cryogenic gas plant.
In the deepwater Gulf of Mexico, Anadarko’s Lucius facility achieved name-plate capacity of 80,000 BOPD with production stabilizing during the quarter. The company also continued to advance the 80,000-BOPD Heidelberg spar on schedule with the successful installation of the hull and completion of the topsides.
The Mozambique liquefied natural gas (LNG) project also continues to advance with the selection of a consortium consisting of CB&I, Chiyoda Corporation and Saipem (CCS JV) for the initial development of the onshore LNG park. The scope of the work includes two 6-million-tonnes-per-annum (MMTPA) LNG trains, which is a 20-percent increase in the original capacity expectations with no change to estimated costs.

Anadarko continues an active deepwater exploration program. The company’s first well, Kronos, in the frontier basin offshore Colombia, encountered 130 to 230 net feet of natural gas pay in the upper objective, proving the presence of a working petroleum system and validating the company’s geologic and seismic interpretations. Drilling is ongoing toward the deeper objective before mobilizing the rig to drill the Calasu prospect, which is also located in the 4.5-million-acre Grand Fuerte Block, approximately 100 miles northeast of the Kronos well. In the Gulf of Mexico, Anadarko spud its third appraisal well in the Shenandoah field and plans to commence drilling on an appraisal well to the previously announced Yeti discovery, which encountered more than 270 net feet of oil pay.

FINANCIAL SUMMARY
Anadarko ended the second quarter with approximately $2.2 billion of cash on hand. Year to date, Anadarko has reached agreements to divest more than $1.1 billion in assets, including the recently announced $440 million divestiture of its Bossier natural gas field and associated midstream infrastructure. In addition, Anadarko accelerated more than $575 million of value from the secondary sale of Western Gas Equity Partners, LP (NYSE: WGP) units and a WGP-linked tangible equity unit offering.

OPERATIONS REPORT
For details on Anadarko’s operating areas and exploration program, including tables illustrating same-store sales information,(3) please refer to the comprehensive report on second-quarter 2015 activity. The report is available at www.anadarko.com.

CONFERENCE CALL TOMORROW AT 8 A.M. CDT, 9 A.M. EDT
Anadarko will host a conference call on Wednesday, July 29, 2015, at 8 a.m. Central Daylight Time (9 a.m. Eastern Daylight Time) to discuss second-quarter results, current operations and the company’s outlook for the remainder of 2015. The dial-in number is 866.777.2509 in the United States or 412.317.5413 internationally. Participants can register for the conference at
http://dpregister.com/10068168. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Nine pages of summary financial data follow, including current hedge positions and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

(3) See the accompanying table for a reconciliation of “divestiture-adjusted” or “same-store” sales volumes, which are intended to present performance of Anadarko’s continuing asset base, giving effect to recent divestitures.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2014, the company had approximately 2.86 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit
www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to realize its expectations regarding performance in this challenging economic environment and meet financial and operating guidance, timely complete and commercially operate the projects and drilling prospects identified in this news release, consummate the transaction described in this release, enter into a definitive agreement with CCS JV, successfully plan, secure necessary government approvals, finance, build and operate the necessary infrastructure and LNG park, and achieve production and budget expectations. See “Risk Factors” in the company’s 2014 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

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ANADARKO CONTACTS
MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912
Christina Ramirez, christina.ramirez@anadarko.com, 832.636.8687

INVESTORS:
John Colglazier, john.colglazier@anadarko.com, 832.636.2306
Robin Fielder, robin.fielder@anadarko.com, 832.636.1462
Jeremy Smith, jeremy.smith@anadarko.com, 832.636.1544

Anadarko Petroleum Corporation
Certain Items Affecting Comparability

	Quarter Ended June 30, 2015
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$229	$145	$0.28
Gains (losses) on divestitures, net	(91)	(77)	(0.15)
Impairments	(30)	(20)	(0.04)
Change in uncertain tax positions (FIN 48)	—	9	0.02
	$108	$57	$0.11

*	Includes $(83) million related to commodity derivatives and $312 million related to interest-rate derivatives.

	Quarter Ended June 30, 2014
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(237)	$(151)	$(0.30)
Gains (losses) on divestitures, net	9	8	0.02
Impairments	(117)	(75)	(0.15)
Change in uncertain tax positions (FIN 48)	—	(115)	(0.23)
Contingent Clean Water Act penalty accrual	(90)	(90)	(0.17)
Interest expense related to Tronox settlement	(19)	(19)	(0.04)
	$(454)	$(442)	$(0.87)

*	Includes $(76) million related to commodity derivatives, $(159) million related to interest-rate derivatives, and $(2) million related to gathering, processing, and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP), cash provided by operating activities (GAAP) to discretionary cash flow from operations (non-GAAP), as well as free cash flow (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	Quarter Ended		Quarter Ended
	June 30, 2015		June 30, 2014
	After	Per Share	After	Per Share
millions except per-share amounts	Tax	(diluted)	Tax	(diluted)
Net income (loss) attributable to common stockholders	$61	$0.12	$227	$0.45
Less certain items affecting comparability	57	0.11	(442)	(0.87)
Adjusted net income (loss)	$4	$0.01	$669	$1.32

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Management uses discretionary cash flow from operations because it is useful in comparisons of oil and gas exploration and production companies as it excludes certain fluctuations in assets and liabilities and current taxes related to certain items affecting comparability. Management uses free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt.

	Quarter Ended		Six Months Ended
	June 30,		June 30,
millions	2015	2014	2015	2014
Net cash provided by (used in) operating activities	$1,243	$2,462	$(3,261)	$4,191
Add back
Increase (decrease) in accounts receivable	462	(83)	105	183
(Increase) decrease in accounts payable and accrued expenses	(84)	(84)	199	(21)
Other items—net	(339)	82	269	27
Tronox settlement payment	—	—	5,215	—
Certain nonoperating and other excluded items	3	1	25	1
Current taxes related to asset monetizations	88	56	316	576
Discretionary cash flow from operations	$1,373	$2,434	$2,868	$4,957

	Quarter Ended		Six Months Ended
	June 30,		June 30,
millions	2015	2014	2015	2014
Discretionary cash flow from operations	$1,373	$2,434	$2,868	$4,957
Less capital expenditures*	1,401	2,402	3,223	4,970
Free cash flow**	$(28)	$32	$(355)	$(13)

*
Includes Western Gas Partners, LP (WES) capital expenditures of $122 million for the quarter ended June 30, 2015, and $173 million for the quarter ended June 30, 2014, $278 million for the six months ended June 30, 2015, and $343 million for the six months ended June 30, 2014.

**	Free cash flow for the six months ended June 30, 2015, includes a $595 million current tax benefit associated with the Tronox settlement.

Presented below is a reconciliation of total debt (GAAP) to net debt (non-GAAP). Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	June 30, 2015
			Anadarko
	Anadarko	WGP*	excluding
millions	Consolidated	Consolidated	WGP
Total debt	$16,058	$2,677	$13,381
Less cash and cash equivalents	2,173	89	2,084
Net debt	$13,885	$2,588	$11,297

			Anadarko
		Anadarko	excluding
millions		Consolidated	WGP
Net debt		$13,885	$11,297
Total equity		19,359	16,389
Adjusted capitalization		$33,244	$27,686

Net debt to adjusted capitalization ratio	42%	41%

*	Western Gas Equity Partners, LP (WGP) is a publicly traded consolidated subsidiary of Anadarko and WES is a consolidated subsidiary of WGP.

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Six Months Ended
Summary Financial Information	June 30,		June 30,
millions except per-share amounts	2015	2014	2015	2014
Consolidated Statements of Income
Revenues and Other
Natural-gas sales	$487	$991	$1,128	$2,208
Oil and condensate sales	1,616	2,705	3,035	5,129
Natural-gas liquids sales	229	411	461	797
Gathering, processing, and marketing sales	305	278	598	589
Gains (losses) on divestitures and other, net	(1)	54	(265)	1,560
Total	2,636	4,439	4,957	10,283
Costs and Expenses
Oil and gas operating	226	273	522	586
Oil and gas transportation and other	289	281	650	547
Exploration	103	502	1,186	801
Gathering, processing, and marketing	255	250	509	502
General and administrative	278	305	588	603
Depreciation, depletion, and amortization	1,214	1,048	2,470	2,172
Other taxes	151	361	333	675
Impairments	30	117	2,813	120
Deepwater Horizon settlement and related costs	—	93	4	93
Total	2,546	3,230	9,075	6,099
Operating Income (Loss)	90	1,209	(4,118)	4,184
Other (Income) Expense
Interest expense	201	186	417	369
(Gains) losses on derivatives, net	(311)	323	(159)	776
Other (income) expense, net	15	(13)	62	(12)
Tronox-related contingent loss	—	19	5	4,319
Total	(95)	515	325	5,452
Income (Loss) Before Income Taxes	185	694	(4,443)	(1,268)
Income Tax Expense (Benefit)	77	428	(1,315)	1,092
Net Income (Loss)	108	266	(3,128)	(2,360)
Net Income (Loss) Attributable to Noncontrolling Interests	47	39	79	82
Net Income (Loss) Attributable to Common Stockholders	$61	$227	$(3,207)	$(2,442)
Per Common Share
Net income (loss) attributable to common stockholders—basic	$0.12	$0.45	$(6.32)	$(4.84)
Net income (loss) attributable to common stockholders—diluted	$0.12	$0.45	$(6.32)	$(4.84)
Average Number of Common Shares Outstanding—Basic	508	505	507	505
Average Number of Common Shares Outstanding—Diluted	509	507	507	505

Exploration Expense
Dry hole expense	$13	$302	$42	$423
Impairments of unproved properties	18	109	998	186
Geological and geophysical expense	16	37	38	80
Exploration overhead and other	56	54	108	112
Total	$103	$502	$1,186	$801

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Six Months Ended
Summary Financial Information	June 30,		June 30,
millions	2015	2014	2015	2014
Cash Flows from Operating Activities
Net income (loss)	$108	$266	$(3,128)	$(2,360)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	1,214	1,048	2,470	2,172
Deferred income taxes	11	142	(1,187)	188
Dry hole expense and impairments of unproved properties	31	411	1,040	609
Impairments	30	117	2,813	120
(Gains) losses on divestitures, net	91	(9)	425	(1,468)
Total (gains) losses on derivatives, net	(310)	325	(158)	786
Operating portion of net cash received (paid) in settlement of derivative instruments	81	(88)	172	(186)
Other	29	54	74	108
Changes in assets and liabilities
Deepwater Horizon settlement and related costs	(3)	92	1	92
Tronox-related contingent liability	—	19	(5,210)	4,319
(Increase) decrease in accounts receivable	(462)	83	(105)	(183)
Increase (decrease) in accounts payable and accrued expenses	84	84	(199)	21
Other items—net	339	(82)	(269)	(27)
Net Cash Provided by (Used in) Operating Activities	$1,243	$2,462	$(3,261)	$4,191

Capital Expenditures	$1,401	$2,402	$3,223	$4,970

	June 30,	December 31,
millions	2015	2014
Condensed Balance Sheets
Cash and cash equivalents	$2,173	$7,369
Accounts receivable, net of allowance	2,602	2,527
Other current assets	635	1,325
Net properties and equipment	37,820	41,589
Other assets	2,474	2,310
Goodwill and other intangible assets	6,420	6,569
Total Assets	$52,124	$61,689
Other current liabilities	4,578	4,934
Deepwater Horizon settlement and related costs	91	90
Tronox-related contingent liability	—	5,210
Long-term debt	16,025	15,092
Deferred income taxes	7,594	9,249
Other long-term liabilities	4,477	4,796
Stockholders’ equity	16,389	19,725
Noncontrolling interests	2,970	2,593
Total Equity	$19,359	$22,318
Total Liabilities and Equity	$52,124	$61,689
Capitalization
Total debt	$16,058	$15,092
Total equity	19,359	22,318
Total	$35,417	$37,410

Capitalization Ratios
Total debt	45%	40%
Total equity	55%	60%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
		Oil &			Oil &			Oil &
	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs
	MMcf/d	MBbls/d	MBbls/d	Bcf	MMBbls	MMBbls	Per Mcf	Per Bbl	Per Bbl
Quarter Ended June 30, 2015
United States	2,354	240	130	215	21	12	$2.28	$54.14	$17.98
Algeria	—	50	6	—	5	—	—	60.24	31.11
Other International	—	28	—	—	3	—	—	61.82	—
Total	2,354	318	136	215	29	12	$2.28	$55.78	$18.50

Quarter Ended June 30, 2014
United States	2,620	196	119	238	18	11	$4.16	$98.69	$37.39
Algeria	—	72	1	—	7	—	—	108.64	66.69
Other International	—	23	—	—	2	—	—	110.16	—
Total	2,620	291	120	238	27	11	$4.16	$102.04	$37.66

Six Months Ended June 30, 2015
United States	2,545	238	134	461	43	24	$2.45	$49.23	$17.63
Algeria	—	60	6	—	11	1	—	57.80	32.01
Other International	—	28	—	—	5	—	—	55.69	—
Total	2,545	326	140	461	59	25	$2.45	$51.37	$18.24

Six Months Ended June 30, 2014
United States	2,658	189	109	481	34	20	$4.59	$96.86	$40.08
Algeria	—	65	1	—	12	—	—	108.60	66.69
Other International	—	27	—	—	5	—	—	109.00	—
Total	2,658	281	110	481	51	20	$4.59	$100.76	$40.22

	Average Daily Sales Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended June 30, 2015	846		77
Quarter Ended June 30, 2014	848		77

Six Months Ended June 30, 2015	890		161
Six Months Ended June 30, 2014	834		151

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
millions	Natural Gas	Oil & Condensate	NGLs	Natural Gas	Oil & Condensate	NGLs
Quarter Ended June 30, 2015
United States	$487	$1,181	$213	$77	$3	$2
Algeria	—	277	16	—	—	—
Other International	—	158	—	—	—	—
Total	$487	$1,616	$229	$77	$3	$2

Quarter Ended June 30, 2014
United States	$991	$1,768	$404	$(41)	$(44)	$2
Algeria	—	711	7	—	(5)	—
Other International	—	226	—	—	—	—
Total	$991	$2,705	$411	$(41)	$(49)	$2

Six Months Ended June 30, 2015
United States	$1,128	$2,121	$426	$150	$5	$17
Algeria	—	629	35	—	—	—
Other International	—	285	—	—	—	—
Total	$1,128	$3,035	$461	$150	$5	$17

Six Months Ended June 30, 2014
United States	$2,208	$3,308	$790	$(122)	$(60)	$2
Algeria	—	1,293	7	—	—	—
Other International	—	528	—	—	—	—
Total	$2,208	$5,129	$797	$(122)	$(60)	$2

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of July 28, 2015

Note: Guidance excludes 2015 sales volumes associated with EOR and Bossier

	3rd-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)

	Units			Units

Total Sales Volumes (MMBOE)	71	—	73	298	—	302
Total Sales Volumes (MBOE/d)	772	—	793	816	—	827

Oil (MBbl/d)	301	—	310	306	—	312

United States	216	—	220	221	—	225
Algeria	58	—	61	62	—	63
Ghana	27	—	29	23	—	24

Natural Gas (MMcf/d)

United States	2,135	—	2,180	2,305	—	2,325

Natural Gas Liquids (MBbl/d)

United States	108	—	115	119	—	122
Algeria	6	—	8	5	—	6

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Oil ($/Bbl)	(3.70)	—	1.60	(3.90)	—	1.40

United States	(6.00)	—	(1.00)	(6.00)	—	(1.00)
Algeria	2.00	—	8.00	2.00	—	8.00
Ghana	2.00	—	8.00	1.00	—	6.00

Natural Gas ($/Mcf)

United States	(0.45)	—	(0.35)	(0.45)	—	(0.35)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of July 28, 2015

Note: Guidance excludes items affecting comparability

	3rd-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)

	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	30	—	50	140	—	160
Minerals and Other	60	—	70	280	—	300

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	3.95	—	4.15	3.45	—	3.75
Oil & Gas Transportation/Other	3.75	—	3.95	3.70	—	3.90
Depreciation, Depletion, and Amortization	15.25	—	15.75	15.40	—	15.70
Production Taxes (% of Product Revenue)	8.0%	—	9.0%	7.5%	—	8.5%

	$ MM			$ MM

General and Administrative	330	—	350	1,225	—	1,275
Exploration Expense
Non-Cash	90	—	110	500	—	550
Cash	115	—	135	375	—	400
Interest Expense (net)	200	—	210	805	—	825
Other (Income) Expense	35	—	45	175	—	225

Taxes
Algeria (All current)	55%	—	60%	55%	—	60%
Rest of Company (35% Current / 65% Deferred for Q3 and Expect Significant Current Tax-Benefit for FY)	35%	—	45%	25%	—	30%

Avg. Shares Outstanding (MM)
Basic	507	—	508	507	—	509
Diluted	508	—	510	508	—	510

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	1,250	—	1,450	5,400	—	5,700

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of July 28, 2015

		Weighted Average Price per barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2016
WTI	20	$45.00	$60.00	$67.00
Brent	8	$50.00	$65.00	$75.00
	28	$46.43	$61.43	$69.29

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2015	635	$2.75	$3.75	$4.76

Extendable Fixed Price - Financial
2015*	170	$4.17
__________________________________________________________________

*	Includes an option for the counterparty to extend the contract term to December 2016 at the same price.

Interest-Rate Derivatives
As of July 28, 2015

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received
Swap	$50 Million	Sept. 2016	Sept. 2026	5.91%	3M LIBOR
Swap	$1,850 Million	Sept. 2016	Sept. 2046	6.06%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended June 30, 2015				Quarter Ended June 30, 2014
		Oil &				Oil &
	Natural Gas	Condensate	NGLs	Total	Natural Gas	Condensate	NGLs	Total
	MMcf/d	MBbls/d	MBbls/d	MBOE/d	MMcf/d	MBbls/d	MBbls/d	MBOE/d
U.S. Onshore	2,241	174	123	671	2,443	134	113	654
Deepwater Gulf of Mexico	113	57	7	83	176	41	6	76
International and Alaska	—	87	6	92	—	101	1	102
Same-Store Sales*	2,354	318	136	846	2,619	276	120	832
China, Pinedale/Jonah, and EOR	—	—	—	—	1	15	—	16
Total	2,354	318	136	846	2,620	291	120	848

	Six Months Ended June 30, 2015				Six Months Ended June 30, 2014
		Crude Oil &				Crude Oil &
	Natural Gas	Condensate	NGLs	Total	Natural Gas	Condensate	NGLs	Total
	MMcf/d	MBbls/d	MBbls/d	MBOE/d	MMcf/d	MBbls/d	MBbls/d	MBOE/d
U.S. Onshore	2,378	171	127	694	2,420	123	102	628
Deepwater Gulf of Mexico	167	51	7	86	225	43	6	87
International and Alaska	—	97	6	103	—	95	1	96
Same-Store Sales*	2,545	319	140	883	2,645	261	109	811
China, Pinedale/Jonah, and EOR	—	7	—	7	13	20	1	23
Total	2,545	326	140	890	2,658	281	110	834

*	Same-store sales for the periods ended June 30, 2015 and June 30, 2014, includes sales volumes related to Bossier as the divestiture was not announced until July 2015.

Average Daily Sales Volumes
	Year Ended December 31, 2014
		Crude Oil &
	Natural Gas	Condensate	NGLs	Total
	MMcf/d	MBbls/d	MBbls/d	MBOE/d
U.S. Onshore	2,311	136	111	632
Deepwater Gulf of Mexico	196	45	5	83
International and Alaska	—	94	3	97
Same-Store Sales**	2,507	275	119	812
China, Pinedale/Jonah, EOR, and Bossier	82	17	—	31
Total	2,589	292	119	843

**
Same-store sales for the year ended December 31, 2014, excludes sales volumes for the recently announced Bossier divestiture, which is consistent with the 2015 third-quarter and full-year sales volumes guidance provided in this release on page 10.